FingerMotion Releases Strategic Message from CEO

NEW YORK, NY / ACCESSWIRE / October 29, 2020 / Finger Motion, Inc. (OTCQB:FNGR) (the "Company" or "FingerMotion"), a mobile data and services company, is pleased to release a video message from the CEO after the market closes today.

Direct access is available via the following weblink:

https://www.youtube.com/watch?v=KCay2A6k_g4

The link to the video will also be posted in the Investor Relations page on the company website.

Key Highlights

●	Launch of business with top 3 ecommerce portals - Alibaba, JD.com, and PinDuoDuo
●	Access to millions of users in order to monetize abundant user base
●	Four pillars of growth
○	Strong topup and mobile recharge business
○	Flourishing SMS business
○	Emerging Portal sales
○	Exciting foray into the Insuretech space
●	Launch of Sapientus - endless possibilities in big data and market-forming technology
●	Access to subscriber data enhances competitive advantage
●	Continued improvements in corporate governance
●	Outpace the changes in technology

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China's largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com

718-269-3366

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "should," "estimate," "expect," "hope," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.